As filed with the Securities and Exchange Commission on July 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUVELO, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	36-3855489
(State of Incorporation)	(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(408) 215-4000

(Address of principal executive offices)

Nuvelo, Inc.

Employee Stock Purchase Plan

(Full title of the plans)

Ted W. Love

President and Chief Executive Officer

Nuvelo, Inc.

675 Almanor Avenue

Sunnyvale, California 9408

(408) 215-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq.

John M. Geschke, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	250,000 shares	$8.11	$2,027,500.00	$238.63

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of Regulation C. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 11, 2005 as reported on the Nasdaq National Market.

REGISTRATION OF ADDITIONAL SECURITIES

In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Registrant’s Employee Stock Purchase Plan, over and above the number of shares previously registered. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of common stock of the Registrant.

Reference is made to the Registrant’s Registration Statements on Form S-8 filed May 20, 1998 (SEC File No. 333-53087), Form S-8 filed June 13, 2000 (SEC File No. 333-39194), Form S-8 filed November 18, 2002 (SEC File Number 333-101276), and Form S-8 POS filed March 26, 2004 (SEC File Number 333-101276) with respect to shares of common stock registered under the Registrant’s Employee Stock Purchase Plan. The contents of such Registration Statements are hereby incorporated by reference in their entirety.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	Employee Stock Purchase Plan (incorporated herein by reference to Appendix B of the Proxy Statement on Schedule 14A filed April 15, 2005).

1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 14, 2005.

NUVELO, INC.

By:	/s/ TED W. LOVE
Ted W. Love, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted W. Love and Lee Bendekgey, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ TED W. LOVE Ted W. Love	Chief Executive Officer, President and Director (Principal Executive Officer)	July 14, 2005

/S/ LEE BENDEKGEY Lee Bendekgey	Senior Vice President, Chief Financial Officer and General Counsel (Principal Financial Officer)	July 14, 2005

/S/ GARY S. TITUS Gary S. Titus	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	July 14, 2005

/S/ GEORGE B. RATHMANN George B. Rathmann	Chairman of the Board of Directors	July 14, 2005

/S/ MARY K. PENDERGAST Mary K. Pendergast	Director	July 14, 2005

/S/ MARK L. PERRY Mark L. Perry	Director	July 14, 2005

/S/ BURTON E. SOBEL Burton E. Sobel	Director	July 14, 2005

/S/ BARRY L. ZUBROW Barry L. Zubrow	Director	July 14, 2005

2.

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Cooley Godward LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	Employee Stock Purchase Plan (incorporated herein by reference to Appendix B of the Proxy Statement on Schedule 14A filed April 15, 2005).

3.